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                                                                    EXHIBIT 2.11

                              TRANSFER AGREEMENT
                               (SHARE EXCHANGE)
                          (CORPORATION-STOCK-POOLING)

     THIS TRANSFER AGREEMENT (this "Agreement") is entered into as of May 19, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a corporation organized and existing under the laws of Georgia, VOICE-TEL OF SOUTH TEXAS, INC. (the "Company"), a corporation organized and existing under the laws of Texas (the "Company Jurisdiction"), and the party or parties listed on the signature pages hereto as the owners of the Company (whether one or more, referred to as the "Owners").

                                  BACKGROUND

     This Agreement provides for the acquisition of the Company by Premiere pursuant to a share exchange in which Premiere will issue shares of its Common Stock for the stock of the Company held by the Owners (the "Share Exchange"). The respective Boards of Directors of Premiere and the Company have approved the terms and conditions set forth in this Agreement. This Agreement provides for all of the Owners' equity interests in the Company to be exchanged for the consideration described below in the Share Exchange.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Uniform Terms and Conditions attached hereto as EXHIBIT A (the "Uniform Terms") are hereby made a part of and incorporated herein as if fully restated herein. Capitalized terms used and not defined herein shall have the meanings provided in the Uniform Terms. The Transfer Agreement shall control in the event of any conflict with any provision of the Uniform Terms.

     2. The consideration for the Share Exchange will be determined in accordance with the following provisions of the Uniform Terms: Article 10, entitled "Share Exchange," and Section 11.2, entitled "Share Exchange (Stock Consideration)." The following provisions of the Uniform Terms shall not apply:
Section 10.3, entitled "Share Exchange (Cash Consideration)," Article 11, entitled "Forward Triangular Merger," and Article 12, entitled "Reverse Triangular Merger."

     3. It is the intention of the parties hereto that the business combination to be effected by the Share Exchange be accounted for as a pooling of interests.

     4. It is the intention of the parties hereto that the form of the transactions with respect to the Share Exchange and the Company and Premiere shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for federal income tax purposes.

     5.  "Deductible Amount" shall mean $10,000.00.

     6.   "Multiple" shall mean 6.

     7.   "Reference Number" shall mean $213,218.

     8. Henry C. Johnson shall serve as the Owner's Representative under the terms of Section 8.2. of the Uniform Terms.

     9.  EXHIBIT 5.10. (Additional Deliveries)

     [none]
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     10.  EXHIBIT 6.1.2. (Additional Indemnification Matters)

     [none]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                              PREMIERE:

                              PREMIERE TECHNOLOGIES, INC.

                              /s/ Patrick G. Jones
                              ---------------------------------------------
                              By: Patrick G. Jones
                              Its:  Senior Vice President-Finance and Legal

                              COMPANY:

                              VOICE-TEL OF SOUTH TEXAS, INC.

                              /s/ Henry C. Johnson
                              ---------------------------------------------
                              By:  Henry C. Johnson
                              Its:  President

                              OWNER:

                              /s/ Henry C. Johnson
                              ---------------------------------------------
                              Henry C. Johnson
                              5 Westcourt Lane
                              San Antonio, Texas 78257

                              /s/ Mary E. Johnson
                              ---------------------------------------------
                              Mary E. Johnson
                              5 Westcourt Lane
                              San Antonio, Texas 78257

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